EXHIBIT 32
DITECH HOLDING CORPORATION AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Thomas F. Marano, Chairman, Chief Executive Officer and President, and Gerald A. Lombardo, Chief Financial Officer, of Ditech Holding Corporation (the “Company”), each certify to such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1. The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 6, 2018	By:	/s/ Thomas F. Marano
Thomas F. Marano
Chairman, Chief Executive Officer and President

Date: June 6, 2018	By:	/s/ Gerald A. Lombardo
Gerald A. Lombardo
Chief Financial Officer